Exhibit 99.1

                                                             NEWS RELEASE
                                                                  Contact:
                                                                  Bea Slizewski
                                                                  585-264-3189


     PRO-FAC COOPERATIVE TO RESTATE FIRST QUARTER 2003 FINANCIAL STATEMENTS


Rochester, New York, January 30, 2003 -- Pro-Fac Cooperative, Inc. (NASDAQ:
PFACP), an agricultural cooperative, reported today that subsequent to the issuance of its financial statements for the fiscal quarter ended September 28, 2002, it determined that the previously reported gain on the transaction with Agrilink Foods, Inc. and its share of the net losses of Agrilink Holdings LLC had been determined incorrectly. The effect of the error was to overstate the gain recognized on the transaction with Agrilink Foods, Inc. by $2.1 million and to overstate its share of its losses of Agrilink Holdings LLC by $.2 million. The total effect of the aforementioned items was to reduce net income for the quarter by $1.9 million, with a corresponding reduction in Pro-Fac's investment in Agrilink Holdings LLC. However, the impact of these adjustments do not impact Pro-Fac's cash position.

To adjust for these items, Pro-Fac will restate its quarterly financial information for its fiscal quarter ended September 28, 2002. The restated financial statements are expected to be filed next week under cover of a Form 10-Q/A.

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to, the impact of weather on the volume and quality of raw products, the impact of strong competition in the food industry, including competitive pricing, the impact of changes in consumer demand and Pro-Fac's ability to service debt. Please refer to Pro-Fac's Annual Report on Form 10-K for the fiscal year ended June 29, 2002, and the risk factors section of Pro-Fac Cooperative's prospectus dated October 26, 2001, as well as other reports and information filed by Pro-Fac with the Securities and Exchange Commission, for more information on factors that could cause actual results to differ.
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